Exhibit 99.3

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement, dated the ____ day of ______________, 2002, is made by and between THE SAGEMARK COMPANIES LTD., a New York corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 (the "Company") and _____________________, an individual residing at ____________________ ____________________ (the "Holder").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Company is offering in a private placement to accredited investors (the "Private Placement") up to Three Hundred Thirty Three Thousand Three Hundred Thirty-four (333,334) shares of the Company's common stock, $.01 par value per share (the "Common Stock"); and

         WHEREAS, in connection with the Private Placement, the Holder entered into a Subscription Agreement with the Company of even date herewith (the "Subscription Agreement"), pursuant to which the Holder desires to purchase certain of the aforementioned shares of Common Stock; and

         WHEREAS, as an inducement for the Holder to purchase shares of Common Stock from the Company in the Private Placement, the Company has agreed to undertake to register any Registrable Shares (as defined herein) of the Holder under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with and subject to the terms and conditions hereinafter set forth in this Registration Rights Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (a) "Commission" shall mean the United States
Securities and Exchange Commission.

                           (b) "Common Stock" shall mean the $.01 par value per
share common stock of the Company.

                           (c) "Other Holders" shall mean all those persons or
entities, other than the Holder, who or which purchased other shares of Common Stock from the Company in the Private Placement.

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                           (d) "Other Shares" shall mean all of the shares of
the Company's Common Stock purchased by investors in the Private Placement, other than the Registrable Shares.

                           (e) "Registration Statement" shall mean any
Registration Statement prepared and filed by the Company with the Commission in which the Holder has the right to include or cause the Company to include Registrable Shares pursuant to the terms of this Agreement.

                           (f) "Registrable Shares" shall mean all shares of
Common Stock acquired by the Holder from the Company pursuant to the Subscription Agreement and held by the Holder at the time any notice is given by the Holder pursuant to Sections 2.1 or 2.3 hereof.

         2.       Registration Rights.

                  2.1. If the Company, at any time, proposes to register any of its equity securities under the Securities Act (other than in connection with a merger, consolidation, acquisition of stock or assets of another entity, or pursuant to Form S-4, Form S-8 or any subsequent similar or comparable form of Registration Statement), for the account of any officer, director or owner of five percent (5%) or more of the Company's issued and outstanding shares of Common Stock, the Company shall give prompt notice to the Holder of its intention to effect such registration and of such Holder's rights to include all or a portion of the Registrable Shares in the Registration Statement relating thereto (a "Registration Notice"). Upon any request of the Holder delivered to the Company within ten (10) days after giving such Registration Notice, which request shall specify the Registrable Shares intended to be disposed of by such Holder and the intended method of disposition thereof, the Company shall include such Registrable Shares held by the Holder in such Registration Statement; provided, however, that:

                           (a) If the managing underwriter or underwriter in any
underwritten public offering shall advise the Company that it has determined not to include all or any portion of the Registrable Shares requested by the Holder to be included in such Registration Statement, then such Registrable Shares shall be excluded from such Registration Statement; in case of an exclusion as to only a portion of such Registrable Shares, all shares of Common Stock owned by the Holder and the Other Holders for which registration has been requested shall be allocated among the Holder and the Other Holders in accordance with the provisions of subparagraph 2.1(b) below; and

                           (b) If securities proposed to be offered for sale
pursuant to any Registration Statement referred to in this Section 2.1 include securities owned by Other Holders and the total number of securities to be offered by the Holder and such Other Holders is required to be reduced pursuant to a request from any managing underwriter or underwriter, the aggregate number


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of Registrable Shares to be included in such Registration Statement shall equal the number of Registrable Shares which bears the same ratio to the maximum number of securities that such managing underwriter or underwriter believes may be included for the Holder and the Other Holders as the original number of Registrable Shares proposed to be included therein by the Holder bears to the total original number of securities proposed to be included therein by the Holder and the Other Holders. In such event, the Company shall give the Holder prompt notice of the number of Registrable Shares to be included in such Registration Statement and the basis of the determination thereof.

                  2.2.     Subject to the terms and provisions set forth in this
Section 2.2, the Holder shall have the right, commencing on the day following the first anniversary of this Agreement, to cause the Company to prepare and file a Registration Statement with the Commission with respect to all of the Registrable Shares and to use its best efforts to cause such Registration Statement to become and remain effective until all of the Registrable Shares are sold or are legally capable of being publicly sold without registration under the Securities Act. Should the Holder elect to exercise such right, the Holder shall give notice of such election to the Company (a "Demand Registration Notice") which shall specify the number of Registrable Shares intended to be sold or otherwise transferred and the intended method of disposition thereof. Within five (5) days of the receipt of a Demand Registration Notice, the Company will (a) give notice of such election to the Other Holders (a "Notice to Other Holders") offering such Other Holders the right to include their Other Shares in such Registration Statement and requesting such Other Holders to notify the Company, within five (5) days of the giving of such Notice to Other Holders, as to whether they desire to have their Other Shares included in such Registration Statement, or (b) within fifteen (15) days of the receipt of the Demand Registration Notice, notify the Holder that the Company is not obligated to prepare and file such Registration Statement, specifying the reason or reasons for such determination.

                  2.3. Notwithstanding the provisions of Section 2.2 hereof, if, in response to the Notice to Other Holders provided for in Section 2.2 above, Other Holders owning, in the aggregate, eighty (80%) percent or more of the Other Shares do not elect to include their Other Shares in such Registration Statement, the Company will have no obligation to prepare and file a Registration Statement with respect to the Registrable Shares.

                  2.4. Notwithstanding any provision of this Section 2 to the contrary:

                           (a) If, at any time after giving a Registration
Notice or receiving a Demand Registration Notice and prior to the effective date of any Registration Statement filed by the Company with the Commission in connection therewith, the Company shall determine not to register or to delay the registration of such Registrable Shares, for any reason in its sole discretion, the Company may give notice of such determination to the Holder and thereupon shall be relieved of its obligation to register any Registrable Shares in such Registration Statement; and in the case of a determination by the Company to delay any such registration, the Company shall thereupon be permitted to delay registering any of such Registrable Shares for the same period as the delay in respect of the securities being registered thereunder; and


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                           (b) The Company will have no obligation to prepare
and file a Registration Statement with respect to the Registrable Shares if, at the time a Registration Notice would be required to be given or a Demand Registration Notice is received, the Holder has the legal right to publicly sell such shares without registration under the Securities Act, pursuant to Rule 144(k) promulgated under the Securities Act or otherwise; and

                           (c) In no event shall the Company be required to
include any Registrable Shares in any registration statement filed or to be filed by it in connection with a merger, consolidation, acquisition of stock or assets of another entity, or pursuant to Form S-4, Form S-8 or any subsequent or similar form of registration statement.

                  2.5. The Company's obligations pursuant to this Section 2 shall be subject to and conditioned upon the Holder providing the Company in a timely manner with such information which the Company or any managing underwriter or underwriter may request in connection with the Registration Statement, including, but not limited to, information concerning the Holder, any underwriter or broker-dealer engaged by the Holder, the proposed manner of distribution of the Registrable Shares and any information requested by the Commission.

                  2.6. As a condition to the registration rights granted to the Holder under this Agreement, the Holder hereby agrees to cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Shares.

                  2.7. The Company shall bear the entire cost and expense of any registration of Registrable Shares pursuant to this Section 2, including, without limitation, printing expenses, fees and disbursements of Company counsel and accounting and audit fees and costs; provided, that the Holder shall bear the fees of his, her or its own counsel and accountants, all registration and filing fees (both Federal and state), and all transfer taxes and all underwriting discounts or commissions applicable to the Registrable Shares sold by him, her or it pursuant thereto.

         3. Registration Procedures. In connection with the registration of any of the Registrable Shares in accordance with the terms of this Agreement, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  3.1. Prepare and file a Registration Statement with the Commission and use its best efforts to cause such Registration Statement to become effective and remain effective until all of the Registrable Shares are sold or become legally capable of being publicly sold without registration under the Securities Act.


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                  3.2.     Prepare and file with the Commission such amendments
and supplements to such Registration Statement and any prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such Registration Statement whenever the Holder shall desire to sell or otherwise dispose of the Registrable Shares (including prospectus supplements with respect to the sale of Registrable Shares from time to time in connection with a Registration Statement pursuant to Rule 415 of the Commission).

                  3.3. Furnish the Holder with such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares.

                  3.4. Use its best efforts to register and qualify the Registrable Shares covered by any such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as the Holder shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the public sale or other disposition of the Registrable Shares in such jurisdictions, except that the Company shall not, for any such purpose, be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process.

                  3.5. Enter into and perform its obligations under any underwriting agreement, if the offering to which a Registration Statement is filed hereunder is an underwritten offering, in usual and customary form, with the managing underwriter or underwriter of any such underwritten offering.

                  3.6. Notify the Holder, at any time when a prospectus relating to any such Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge, as a result of which such prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  3.7. Take such other actions as shall be reasonably requested by the Holder to facilitate the registration and sale of the Registrable Shares, provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which, in the aggregate, would cost the Company in excess of $5,000.


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

         4.       Indemnification.

                  4.1. The Company shall indemnify and hold harmless the Holder and each affiliate, officer, director, shareholder, and partner of such Holder, any underwriter or broker-dealer (as defined in the Securities Act), who may purchase from or sell any Registrable Shares for the Holder, and each person, if any, who controls such Holder or underwriter or broker-dealer (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended) from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees) (the "Losses") caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus included therein or any related application or other filing under any state securities law or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Holder or any of such persons may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other Federal or state laws, rules or regulations, at common law or otherwise, except insofar as such Losses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished or required to be furnished to the Company by the Holder or any of such persons or entities expressly for use in any Registration Statement.

                  4.2. The Holder shall indemnify and hold harmless the Company, its directors, each officer signing a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, the Company's counsel, any managing underwriter or underwriter (and each person who controls the managing underwriter or the underwriter within the meaning of the Securities Act), and each other person, whose securities are being offered or sold pursuant to such Registration Statement, from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus required to be filed or furnished in connection therewith, or any related application or other filing under any state securities law or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Company, or any of such persons may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other Federal or state laws, rules or regulations, at common law or otherwise, insofar as such Losses are caused by any untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished to the Company by the Holder expressly for use in any Registration Statement.

                  4.3. If any action or claim shall be brought or asserted by a person or entity entitled to indemnification pursuant to subparagraphs 4.1 or 4.2 of this Agreement (an "Indemnified Party") against any person or entity who or which is responsible to provide indemnification thereunder (an "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, of all of the particulars with respect thereto,


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and the Indemnifying Party shall assume the defense of any action or proceeding relating thereto, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all legal and other expenses of such defense. The failure of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability for indemnification which it may have to the Indemnified Party hereunder, unless such failure materially prejudices the rights of the Indemnifying Party. The Indemnified Party shall have the right to employ separate counsel in any action or proceeding relating to a claim for indemnification hereunder and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party, in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both an Indemnified Party and an Indemnifying Party, and in the judgment of the counsel for the Indemnifying Party, it is advisable for the Indemnified Party or controlling person to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party or such controlling person), it being understood, however, that the Indemnifying Party shall, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time in each jurisdiction for all indemnified parties (including the Holder and the Other Holders and whether pursuant to this Agreement or any other agreements granting registration rights), which firm shall be designated in writing by all such indemnified parties. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding which is effected by an Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action or proceeding by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  4.4. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand and of the Indemnified Party, on the other hand, in connection with the matters which resulted in such Loss, as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission, or alleged omission to state a material fact relates to information


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supplied by the Indemnifying Party or by the Indemnified Party and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant to this Agreement shall be limited to an amount equal to the proceeds received by the Holder from the Registrable Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss).

                  4.5. The indemnification provided for by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Shares by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         5. Assignment of Rights. The rights of the Holder to request the Company to register Registrable Shares pursuant to this Agreement may not be assigned by the Holder other than by Will or pursuant to the laws of intestate succession; provided that, in the event of the death of the Holder, such registration rights may be exercised by the Holder's legal representative.

         6.       Miscellaneous.

                  6.1. Sole and Entire Agreement. This Agreement represents the sole and entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and may not be modified or amended except by an instrument in writing signed by the party to be bound thereby.

                  6.2. Governing Law. This Agreement and the respective rights and obligations of the Company and the Holder hereunder shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein and without regard to the principles of conflicts of laws thereof.

                  6.3. Binding Effect. This Agreement shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns, heirs and legal representatives. The Company shall not have the right to assign this Agreement, or any of its obligations hereunder, without the written consent of the Holder.

                  6.4. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect and shall be unaffected thereby.

                  6.5. No Waiver by Holder. The Holder shall not be deemed, by any act of omission sor commission, to have waived any of his, her or its rights or remedies hereunder unless such waiver is in writing and signed by the


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Holder, and then only to the extent specifically set forth in any such writing.
A waiver of one event shall not be construed as continuing or constitute a bar to or waiver of any right or remedy with respect to a subsequent event.

                  6.6. Further Assurances. The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

                  6.7. Notices. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses set forth on the first page of this Agreement (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision). All such Notices shall be deemed given when personally delivered, as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt. Copies of all Notices to the Company shall be sent to Robert L. Blessey, 51 Lyon Ridge Road, Katonah, New York 10536-3715.

                  6.8. Inconsistencies. To the extent that there is any inconsistency between the provisions of this Agreement and the provisions of the Subscription Agreements, the provisions of this Agreement shall control.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be signed and dated the day and year above written.

                                      THE SAGEMARK COMPANIES LTD.


                                      By: /s/ THEODORE B. SHAPIRO
                                          --------------------------------------
                                          Theodore B. Shapiro, President and
                                          Chief Executive Officer

AGREED TO AND ACCEPTED
THIS __ DAY OF __________, 2002


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